                                                             EXHIBIT 4(b)(ii).52

                                                        [LOGO]EuroTel
                                                        ------------------------
                                                        EuroTel Bratislava, a.s.
                                                        Cislo zmluvy:

--------------------------------------------------------------------------------
                        AGREEMENT ON INTERNATIONAL LEASE
                                  OF PERSONNEL

                     hereinafter referred to as "Agreement"
--------------------------------------------------------------------------------

                                    BETWEEN

     Lessor: T - Mobile International AG, a corporation organized under the laws of the Federal Republic of Germany, having its registered office in Bonn Kennedy Allee 1-5, 531 75, Bonn, identification no. of the entity HRB 008716 ( hereinafter referred to as "T -Mobile")

                                      AND

     Lessee: EuroTel Bratislava, a.s.s., a joint stock company organized under the laws of the Slovak Republic, having its registered office at Stefanikova 17, Bratislava 811 05, Slovak Republic, Identification No. 35705019 (hereinafter referred to as "EuroTel")

                    UNDER THE FOLLOWING TERMS AND CONDITIONS

     T - Mobile and EuroTel are hereinafter called the "Party" or collectively the "Parties".

AGREEMENT ON INTERNATIONAL LEASE OF PERSONNEL                             Page 2
--------------------------------------------------------------------------------

Section  1   Lease of Personnel ......................................   3

Section  2   Status and Permits ......................................   4

Section  3   Taxation of Leased Persons ..............................   4

Section  4   Responsibility for the Leased Persons ...................   5

Section  5   Lease Fees ..............................................   5

Section  6   Payment of Lease Fees ...................................   6

Section  7   Duration ................................................   7

Section  8   Confidentiality .........................................   7

Section  9   Disputes ................................................   8

Section  10  Miscellaneous ...........................................   8

Appendix / Individual Order ..........................................  10

AGREEMENT ON INTERNATIONAL LEASE OF PERSONNEL                             Page 3
--------------------------------------------------------------------------------

Section 1 Lease of Personnel

     (l) In accordance with the provisions of this Agreement, T-Mobile hereby undertakes to provide personnel to EuroTel (hereinafter referred to as the "Leased Persons" and or "Experts") for the purpose of execution of professional and management services for EuroTel. EuroTel hereby undertakes to pay a fee to T-Mobile for the procured lease of Experts. T-Mobile has no place of business in the Slovak Republic.

     (2) This Agreement shall be considered to be framework contractual document stipulating the terms and conditions of the lease of the Experts to EuroTel upon and pursuant to which Parties hereto shall agree upon the engagement of the individual Leased Person-Expert.

     (3) Lease of the individual person - Expert shall be effectuated upon the due conclusion of the both parts of the Individual Order (SERVICE CERTIFICATE AND OFFICIAL REQUEST OF PERSONNEL SERVICE SUPPLY - Part 1 of the Individual Order, SERVICE CERTIFICATE AND OFFICIAL CONFIRMATION OF THE SELECTED PERSON - Part 2 of the Individual Order). Patterns of such Individual Order documents form the Appendix and is enclosed hereto.

     (4) Execution of the Individual Order under this Agreement by virtue of which lease of the individual person is to be effectuated shall form and be deemed as Individual contractual relationship to which also terms and conditions hereof shall apply. Foregoing notwithstanding this Individual contractual relationship may be terminated prior to the expiration of the term of this Agreement or as the case may be of the term to which the lease of the Expert has been agreed upon, (i) by agreement of the Parties, (ii) upon termination by one of the Parties without specifying any reason with three months notice period, or (iii) as of the lapse of the validity and effectivity hereof.

Section 2 Status and Permits

     (1) The Leased Persons, regardless of the title nominated to the individual by T-Mobile, shall each remain legal employees of T-Mobile, but EuroTel shall define the scope of their duties and supervise their work so that EuroTel will be their "economic employer". EuroTel has the right to not accept any Leased Person presented by T-Mobile should EuroTel consider the Leased Person unable to adequately perform the required tasks.

     (2) EuroTel must obtain the residence and work permits necessary for the Leased Persons to live and work in the Slovak Republic in accordance with Slovak regulation.

Section 3 Taxation of Leased Persons

     (1) Although the Leased Persons shall not be employed by EuroTel, EuroTel agrees to deduct from the lease fee for each Leased Person the amount of personal income tax payable to the Slovak Tax Authority on behalf of the Leased Person resulting from EuroTel being the economic employer of the

AGREEMENT ON INTERNATIONAL LEASE OF PERSONNEL                             Page 4
--------------------------------------------------------------------------------

     Leased Person. EuroTel must remit this amount to the Tax Authority on behalf of each Leased Person as required by Slovak law. EuroTel shall be obliged to make an annual settlement of advance payments of the income tax on dependent activity for each Leased Person or in case the Leased Person must file and does file a personal income tax return personally, EuroTel shall be obliged to issue a confirmation of income recorded on the payslips. The tax overpayment arising from the year end reconciliation of advance payments of the income tax shall be returned by EuroTel to T-Mobile or set off against the lease payments due to T-Mobile for Lease Persons pursuant to the terms of this Agreement. Tax arrears arising from the year end reconciliation of advance payment of the tax shall be withheld by EuroTel from the fee invoiced by T-Mobile.

     (2) Immediately after the end of each calendar year (not later than 5 January of the following year), EuroTel must issue to T-Mobile and to each Leased Person a statement of the amount deducted and remitted as prepayments to the Tax Authority on behalf of each Leased Person for the preceding calendar year. Until 15 April of the following calendar year EuroTel should provide the final amount of personal income tax paid per Leased Person to T-Mobile.

     (3) Responsibilities of EuroTel with respect to the tax regime and treatment of the leased person as stipulated hereinabove shall apply provided that such responsibilities shall be in compliance with the valid legal regulation of the Slovak Republic.

Section 4 Responsibility for the Leased Persons

     (1) EuroTel shall be entitled to give work instructions to the Leased Persons and to control the quality of the work performed. Leased persons who will act as members of the Executive Management Board will report to the Board of Directors of EuroTel. T-Mobile shall be responsible and shall bear the risk for the results of the work performed by the Leased Persons. All technical, office and other equipment necessary so that the Leased Persons can perform the work assigned to them shall be provided by EuroTel.

     (2) T-Mobile shall be obliged to advise the Leased Persons of their obligation to perform the work with due care and in accordance with their best knowledge and capabilities. The Leased Persons shall be obliged to comply with Slovak law and with EuroTel's internal regulations, and to refrain from any acts contrary to EuroTel's interests.

     (3) Each of the Parties shall be responsible to the other Party for any damages incurred as a result of negligence, wilful act, wilful omission and/or wilful non-compliance with the obligations arising from this Agreement. Indemnification for the damage shall be governed by the applicable provisions of the Commercial Code of Germany.

AGREEMENT ON INTERNATIONAL LEASE OF PERSONNEL                             Page 5
--------------------------------------------------------------------------------

Section 5 Lease Fees

     (1) EuroTel must pay T-Mobile a quarterly lease fee for each Leased Person calculated as follows:

          (a) The gross, monthly salary of the Leased Person under his or her contract of employment with T-Mobile (hereinafter referred to as "Salary"); and

          (b) the costs incurred by T-Mobile for the relevant month for the benefit of the Leased Person, including (but not limited to) housing rental, hotel accommodation, the provision of motor vehicles for business or private use and other benefits in kind (hereinafter referred to as "Benefits"); and

          (c) normal business trip expenses incurred by the Leased Person borne by EuroTel

          (d)  any costs of Benefits incurred by EuroTel

          (e) 5% of the final amount for Salary under (a) plus Benefits, only if provided by T-Mobile under (b). For the purposes of calculation of the 5%, the amount of Salary under (a) will be included net of the Slovak personal income tax which is to be administered and paid by EuroTel and net of all other payments provided by EuroTel according to above (b) to (d).

     (2) EuroTel must bear the necessary cost of materials used by the Leased Persons in the performance of their work for EuroTel.

     (3) Deviant from section(1), sub. section (b), (c) and (d), EuroTel is also permitted to bear any cost occuring with the lease employee, e.g. housing, rental, hotel accomodation or other business trip expenses itself. In this case these expenses are not reaccounted and paid back to T-Mobile.

Section 6 Payment of Lease Fees

     (1) If EuroTel incurs any costs of Benefits and normal business trip expenses, it must inform T-Mobile by the [10/th/] day of each month of those costs incurred in the previous month (providing the details reasonably required by T-Mobile and specifying the currency of expenditure).

     (2) T-Mobile must account for EuroTel's reported costs of Benefits and normal business trip expenses as an advance payment against the lease fees for the month in which EuroTel incurs the costs. These reported costs, borne by EuroTel, will be reported in (Euro). T-Mobile must show any credit for advance payment by EuroTel in the relevant invoice. For the avoidance of doubt, the amount of the costs of Benefits and normal business trip expenses paid by EuroTel shall be set off against the lease fees due in the quarter following the payment of these costs.

AGREEMENT ON INTERNATIONAL LEASE OF PERSONNEL                             Page 6
--------------------------------------------------------------------------------

     (3) By the [15/th/] day of the month following the end of each quarter, T-Mobile must deliver to EuroTel an invoice in EURO for the lease fees for the previous quarter.

     (4) The payment shall be considered effective on the day when EuroTel gives instructions to its nominated bank to process the payment order, assuming sufficient funds exist in the bank account from which the payment is requested.

Section 7 Duration

     (1) This Agreement shall become effective from the date of the execution of this Agreement by both Parties hereto and shall have an initial term until December 31, 2003. The Agreement shall automatically be extended by one year periods unless terminated by either Party in writing with a three months notice period. Such a termination notice shall be delivered to other Party not later than three months before lapse of the initial term or as the case may be of the extended one-year period.

     (2) Foregoing notwithstanding the contractual relation may be terminated prior to the expiration of the term by agreement of the Parties or termination by one of the Parties without specifying any reason with three months notice period.

Section 8 Confidentiality

     Each Party shall treat confidential information which it obtains from the other Party pursuant to the terms of this Agreement confidentially. For the purpose of this Agreement confidential information means non-public information that became known to other Party hereto or which, under the circumstances surrounding disclosure known or ought to be known to the other Party ought to be treated as confidential.

Section 9 Disputes

     (1) Any amendment to this Agreement or to any Individual Order shall only be effective if agreed by the Parties in writing. Individual Order is inseparable part of this Agreement.

     (2) If any provision of this Agreement is held legally invalid now or in the future, the validity of the remaining provisions shall not be affected thereby. The Parties shall replace any invalid provision with that valid provision permitted by law which most closely approximates the original intent of the Parties.

     (3) This Agreement shall be governed by, interpreted in compliance with and subject to German law.

     (4) Should any disputes or discords arise in the course of this Agreement or in connection therewith, such disputes or discords shall be settled, if possible, through negotiations between the Parties.

     (5) Should such negotiations fail, all disputes between the Parties arising from or in connection with this Agreement shall be decided finally and

AGREEMENT ON INTERNATIONAL LEASE OF PERSONNEL                             Page 7
--------------------------------------------------------------------------------

     conclusively by the Arbitration Court at the "Bundeskammer der Gewerblichen Wirtschaft" in Vienna, Austria, by three arbitrators in accordance with the rules of said Court. The language of the proceedings shall be English. The cost of the arbitration, including reasonable attorney's fees, incurred by the other Party shall be borne by the losing Party. If a Party succeeds only partially, the costs are to be borne proportionally to the extent that such Party has lost.

Section 10 Miscellaneous

     (1) This Agreement is executed in a Slovak and in English version. If there is any discrepancy between the versions, the English version shall prevail.

     (2) The contracting Parties represent that the provisions of this Agreement are clear and certain, their contractual freedom is not limited and the legal act is made in prescribed form. Each Party represents and warrants that the person executing this Agreement on its behalf is fully authorised to do so.


/s/ Illegible
-------------                                      -----------------------------
Boon, 2001                                            Bratislava, 9.8.2001
T-Mobile International AG


                                                   /s/ Jozef Barta
                                                   -----------------------------
                                                      Jozef Barta
                                                      CEO/procurator
                                                      EuroTel Bratislava, a.s


                                                   /s/ Jan Pitonak
                                                   -----------------------------
                                                      Jan Pitonak
                                                      General Counsel/procurator
                                                      EuroTel Bratislava, a.s.

                                                      -------------------------
                                                      EuroTel Bratislava, a.s.
                                                      Vajnorska 100/A [GRAPHIC]
                                                      831 03 Bratislava
                                                      -------------------------

AGREEMENT ON INTERNATIONAL LEASE OF PERSONNEL                             Page 8
--------------------------------------------------------------------------------

                                INDIVIDUAL ORDER

             "SERVICE CERTIFICATE AND OFFICIAL REQUEST OF PERSONNEL
           -----------------------------------------------------------
                   SERVICE SUPPLY (Part 1 of INDIVIDUAL ORDER)

1.   Definition of the position:
-------------------------------

     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------
     ---------------------------------

2.   Main duties and responsibilities:
     --------------------------------

     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------
     ---------------------------

3.   Timing/Required term of the lease engagement:
-------------------------------------------------

     ---------------------------------------------------------------------------
     --------------------------------------------------

4.   Post positioning within the organization:
     ----------------------------------------

     ---------------------------------------------------------------------------
     ---------------------------------------------------------------------------
     --------------------------------------

--------------------------------------------------------------------------------

Signatures


                                                      Jozef Barta
                                                      CEO/procurator
Representatives of T-Mobile International AG          EuroTel Bratislava, a.s.

              Date                                                  Date
-------------      -------                            -------------      -------


                                                      Jan Pitonak
                                                      General Counsel/procurator
                                                      EuroTel Bratislava, a.s.

                                                                    Date
                                                      -------------      -------

AGREEMENT ON INTERNATIONAL LEASE OF PERSONNEL                             Page 9
--------------------------------------------------------------------------------

           SERVICE CERTIFICATE AND OFFICIAL CONFIRMATION OF SELECTED
                       PERSON (Part2 of INDIVIDUAL ORDER)

.. Name:
        ------------------------------------------------------------------------

.. Identification number of the employee of T-MOBILE:
                                                     ---------------------------

.. Position at EuroTel:
                       ---------------------------------------------------------

.. Date of birth
                ----------------------------------------------------------------

.. Contact address:
                   -------------------------------------------------------------
                   -------------------------------------------------------------

Timing

       . Beginning:
                    ------------------------------------------------------------

       . Duration:
                    ------------------------------------------------------------

T-Mobile fee
             -------------------------------------------------------------------

Special T-Mobile benefits:
                           -----------------------------------------------------

--------------------------------------------------------------------------------

Signatures


Representatives of, a.s.           Representatives of T-Mobile International AG
EuroTel Bratislava, a.s.


--------------------------                   --------------------------
Jozef Barta
CEO/procurator


--------------------------                   --------------------------
Jon Pitonak
General Counsel/procurator


Date:                                        Date:

--------------------------                   --------------------------